                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                                 BIG LOTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

[BIG LOTS LOGO]
Big Lots, Inc.
300 Phillipi Road
Columbus, Ohio 43228

                                                                  April 12, 2002

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders, which will be held at the Company's offices at 300 Phillipi Road, Columbus, Ohio, on Tuesday, May 21, 2002, at 9:00 A.M., local time.

     The following pages contain the formal Notice of Annual Meeting and the Proxy Statement. You will want to review this material for information concerning the business to be conducted at the Annual Meeting.

     Your vote is important. Whether you plan to attend the Annual Meeting or not, you are urged to complete, date and sign the enclosed Form of Proxy and return it in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy.

     On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of the Company.

    MICHAEL J. POTTER,                            ALBERT J. BELL,
    Chairman,                                     Vice Chairman and
    Chief Executive Officer and President         Chief Administrative Officer

[BIG LOTS LOGO]
Big Lots, Inc.
300 Phillipi Road
Columbus, Ohio 43228

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 21, 2002

     Notice is hereby given that the Annual Meeting of Shareholders of Big Lots, Inc. will be held at the Company's offices at 300 Phillipi Road, Columbus, Ohio, on Tuesday, May 21, 2002, at 9:00 A.M., local time, for the following purposes:

     1. The election of nine directors of the Company;

     2. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for 2002; and

     3. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 25, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     By order of the Board of Directors.

April 12, 2002

                                            CHARLES W. HAUBIEL II,
                                            Vice President, General Counsel
                                            and Corporate Secretary

                                ---------------

     YOUR VOTE IS IMPORTANT. SHAREHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

[BIG LOTS LOGO]
Big Lots, Inc.
300 Phillipi Road
Columbus, Ohio 43228
                                ---------------

                                PROXY STATEMENT

     This Statement is furnished in connection with the solicitation of proxies by the Board of Directors (sometimes hereinafter the "Board") of Big Lots, Inc., an Ohio corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on May 21, 2002. The Notice of Annual Meeting, this proxy statement and the accompanying form of proxy, together with the Company's Annual Report to shareholders for the fiscal year ended February 2, 2002, are first being mailed to shareholders on or about April 12, 2002.

     The close of business on March 25, 2002 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At that date, the Company had outstanding 115,185,553 common shares, $.01 par value per share. Each of the outstanding common shares is entitled to one vote. The holders of common shares have no cumulative voting rights in the election of directors.

     All voting shall be governed by the Code of Regulations of the Company pursuant to the General Corporation Law of the State of Ohio. For purposes of Proposal One, the nine director nominees having the highest votes cast shall be elected. Votes will be cast for only those nominees for whom authority is given. For purposes of Proposals Two and Three, a majority of shares present and voting must be cast in favor of the proposal for it to be approved. In the case of any of the proposals, broker non-votes will be treated as votes not cast, and will not have any effect. Abstentions will be treated as shares not voted with respect to Proposal One, and will not be calculated in the tabulation. In the case of Proposals Two and Three, abstentions will be treated as votes cast against the proposal, and, if no instructions are given, the persons named as Proxies in the accompanying proxy card intend to vote FOR Proposals Two and Three. A proxy may be revoked at any time before it is exercised by filing with the secretary of the Company a notice of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the meeting and giving notice of revocation to the secretary of the meeting, either in writing or in open meeting. Tabulation shall be performed by National City Bank, the Company's Transfer Agent, as inspected by duly appointed officers of the Company.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

     At the Annual Meeting, the common shares of the Company represented by the proxies will be voted, unless otherwise specified, for the election as directors of the nine nominees named below. All nine nominees are currently directors of the Company. Proxies cannot be voted at the Annual Meeting for more than nine persons, although additional nominations can be made by shareholders at the meeting.

     Set forth below is certain information relating to the nominees for election as directors.

                                              PRINCIPAL OCCUPATION                    DIRECTOR
        NAME          AGE                   FOR THE PAST FIVE YEARS                    SINCE
        ----          ---                   -----------------------                   --------
Albert J. Bell        41    Vice Chairman and Chief Administrative Officer of the      2000
                            Company; former Executive Vice President, General
                            Counsel and Secretary of the Company; former Sr. Vice
                            President, Legal and Real Estate, General Counsel and
                            Secretary of the Company

Sheldon M. Berman     61    Chairman, Macaroons, Inc. (marketing services);            1994
                            Chairman, Xtreem Creative, Inc. (venture capital
                            services); former Chairman, President and founder,
                            Shelly Berman Communicators (retail marketing and
                            advertising)

W. Eric Carlborg      38    Managing Director, Merrill Lynch (technology investment    1997
                            banking); former Chief Financial Officer, Ikano
                            Communications, Inc. (branded internet service
                            provider); former Chief Strategy and Planning Officer,
                            GO2Net Inc. (internet network); former Chief Financial
                            Officer, Authorize.Net (internet payment processor);
                            former Chief Financial Officer, Einstein Noah Bagel
                            Corp. (retail restaurants/bakeries)

Michael L. Glazer     53    Chief Executive Officer and President, K-B Toys (retail    1991
                            toys); former President of the Company

David T. Kollat       63    President and Founder, 22, Inc. (retail research and       1990
                            consulting)

Brenda J. Lauderback  51    former President -- Wholesale Group, Nine West Group,      1997
                            Inc. (retail and wholesale footwear); former
                            President -- Footwear Wholesale, U.S. Shoe Corporation
                            (retail and wholesale footwear); former Vice President,
                            General Merchandise Manager, Dayton Hudson Corporation
                            (retail stores)

Michael J. Potter     40    Chairman, Chief Executive Officer and President of the     2000
                            Company; former Executive Vice President and Chief
                            Financial Officer of the Company; former Sr. Vice
                            President of Finance and Chief Financial Officer of the
                            Company

                                              PRINCIPAL OCCUPATION                    DIRECTOR
        NAME          AGE                   FOR THE PAST FIVE YEARS                    SINCE
        ----          ---                   -----------------------                   --------
Dennis B. Tishkoff    59    Chairman and Chief Executive Officer, Drew Shoe            1991
                            Corporation (manufacture, retail and wholesale
                            footwear); President, Tishkoff and Associates, Inc.
                            (retail consultant); former President and Chief
                            Executive Officer, Shoe Corporation of America (retail
                            footwear). Shoe Corporation of America filed for
                            bankruptcy on June 14, 1999
William A. Wickham    57    Chairman and Chief Executive Officer, SBC Advertising      1992
                            (advertising and corporate communications agency);
                            Principal, TFRB Leasing; Managing Partner, SBC
                            Partnership; Principal, Columbus Ad Service

                  BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     Six meetings of the Board of Directors were held during the Company's fiscal year ended February 2, 2002 (sometimes hereinafter "fiscal 2001"). The Board has an Audit Committee, a Compensation Committee and an Executive Committee. During the period for which he or she was a director in fiscal 2001, each director attended at least 75% of all meetings of the Board and the committees on which he or she served.

     AUDIT COMMITTEE. Messrs. Carlborg and Berman and Ms. Lauderback are the members of the Audit Committee. Each member of the Audit Committee is an independent director as defined in the New York Stock Exchange rules. The Audit Committee's responsibilities are included in its written charter, a copy of which is included as Appendix I to this proxy statement. The Audit Committee met four times during fiscal 2001.

     COMPENSATION COMMITTEE. Messrs. Kollat, Carlborg and Tishkoff are the members of the Compensation Committee, which administers the Company's stock option plans and advises the Board of Directors with respect to compensation matters. The Compensation Committee met once during fiscal 2001.

     EXECUTIVE COMMITTEE. Messrs. Wickham, Kollat and Tishkoff are the members of the Executive Committee. Unless otherwise determined by the Board, the Executive Committee is generally vested with all the powers of the Board of Directors, except that the Executive Committee cannot fill vacancies among the directors or in any committee, or take any other action not permitted to be delegated to a committee under Ohio law or the Company's Code of Regulations. Notwithstanding this authority, both the Board and the Executive Committee view the Executive Committee's role as acting as a liaison to the full Board and assisting management with matters of convenience. The Executive Committee is also responsible for interviewing and nominating candidates for election as directors of the Company. The Executive Committee will not consider nominees recommended by shareholders. The Executive Committee met four times during fiscal 2001.

     DIRECTOR'S REMUNERATION. Pursuant to arrangements with the Company, directors who are not officers and who are not involved in the daily affairs of managing the Company receive an annual retainer of $18,000, plus $1,000 for each Board meeting attended in person ($500 for each Board meeting attended by phone), and $500 for each committee meeting attended (whether in person or by phone). During fiscal 2001, seven directors, Messrs. Berman, Carlborg, Glazer, Kollat, Tishkoff, Wickham and Ms. Lauderback, were parties to such arrangements. In addition, these seven directors constitute outside directors and receive stock option grants under the Director Stock Option Plan. During fiscal 2001, each of these seven directors received an option to acquire

5,000 common shares of the Company pursuant to the Director Stock Option Plan (please see Director Stock Option Plan).

                     RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Glazer is a director of Brookstone, Inc., Berkshire Life Insurance Company, KB Holdings, Inc, an affiliate of Bain Capital, and Stage Stores, Inc. Mr. Kollat is a director of The Limited, Inc., Cooker Restaurant Corp., SBC Advertising, Cheryl & Co., Christy & Associates, Select Comfort, Inc., Wolverine Worldwide, Inc. and Core Mills Corporation. Mr. Berman is a director of SBC Advertising. Ms. Lauderback is a director of Irwin Financial Corporation and Louisiana -- Pacific Corporation. Mr. Tishkoff is a director of Drew Shoe Corporation.

     The Company customarily retains SBC Advertising for communications and advertising services. During fiscal 2001, the Company paid fees in the amount of $2,315,699 to SBC Advertising. As previously noted, three members of the Company's Board (Messrs. Wickham, Kollat and Berman) are also members of the Board of SBC Advertising. Mr. Wickham is the majority owner of SBC Advertising and serves as its Chairman and Chief Executive Officer.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 2, 2002, certain information with regard to the beneficial ownership of the common shares of the Company by each holder of 5% of such shares, each director individually, each of the executive officers named in the Summary Compensation Table, and all officers and directors of the Company as a group.

                                                                   AMOUNT AND           PERCENT OF
NAME OF BENEFICIAL OWNER                                      NATURE OF BENEFICIAL      OUTSTANDING
OR IDENTITY OF GROUP                                              OWNERSHIP(1)            SHARES
------------------------                                      --------------------      -----------
Albert J. Bell                                                        468,204                 *
Sheldon M. Berman (2)                                                  52,188                 *
W. Eric Carlborg                                                       14,000                 *
Michael L. Glazer                                                     108,650                 *
David T. Kollat                                                       128,847                 *
Kent Larsson                                                          172,902                 *
Brenda J. Lauderback                                                   14,300                 *
Donald A. Mierzwa                                                     264,241                 *
Michael J. Potter                                                     491,591                 *
Dennis B. Tishkoff                                                     40,048                 *
Brad A. Waite                                                         288,760                 *
William A. Wickham (3)                                                158,314                 *
Capital Research and Management Company (4)                         8,639,060               7.6%
First Pacific Advisors, Inc. (5)                                    5,973,500               5.2%
FMR Corp. (6)                                                      12,541,769              11.0%
Wallace R. Weitz & Company (7)                                      6,527,900               5.7%
All directors & executive officers as a group (16 Persons)          2,227,703               1.9%

---------------

 * Represents less than 1% of the outstanding common shares.

(1) The persons named in the table, other than Capital Research and Management Company (see note (4) below), First Pacific Advisors, Inc. (see note (5) below), FMR Corp. (see note (6) below), and Wallace R. Weitz & Company (see note (7) below), respectively, have sole voting power and investment power with respect to all common shares of the Company subject to the information contained in the footnotes to this table. The amounts described in the table are adjusted to account for the 5 for 4 stock splits which occurred in December, 1996 and June, 1997, and include shares that may be acquired within 60 days of the record date under stock options exercisable within that period. Percentage ownership was based on common shares of the Company outstanding at February 2, 2002, unless otherwise stated. Of the shares reported for Messrs. Bell, Berman, Carlborg, Glazer, Kollat, Larsson, Mierzwa, Potter, Tishkoff, Waite, Wickham, Ms. Lauderback and for all directors and executive officers as a group, 441,876, 37,439, 14,000, 15,626, 53,065, 126,125, 256,250, 434,688, 38,878, 237,188, 53,065, 14,000
    and 1,744,900, respectively, are shares which may be acquired within 60 days of the record date pursuant to exercisable stock options.

(2) Includes 5,468 shares owned by Macaroons, Inc.

(3) Includes 54,687 shares owned by SBC Advertising, Inc. and 24,000 shares owned by SBC Ltd.

(4) In its Schedule 13G dated February 11, 2002, Capital Research and Management Company stated that it beneficially owned the shares reported in the table as of December 31, 2001, has sole dispositive power over the shares, but no voting power over the shares.

(5) In its Schedule 13G dated February 13, 2002, First Pacific Advisors, Inc. stated that it beneficially owned the number of shares reported in the table as of December 31, 2001, has shared voting power over 2,687,400 of the shares and shared dispositive power over all the shares.

(6) In its Schedule 13G dated February 14, 2002, and its accompanying materials, FMR Corp. stated that it beneficially owned the number of shares reported in the table as of December 31, 2001, which number includes 10,345,886 shares (9.046% of the common shares at that date) beneficially owned by Fidelity Management & Research Company in its capacity as investment advisor to various investment companies registered under Section 8 of the Investment Company Act; and 1,446,733 shares (1.265% of the common shares at that date) beneficially owned by Fidelity Management Trust Company as a result of its serving as investment manager for various institutional accounts. Of the shares reported in the table above, FMR Corp. has sole voting power over 1,801,493 shares and sole dispositive power over 12,541,769 shares.

(7) In its Schedule 13G dated February 4, 2002, Wallace R. Weitz & Company stated that it beneficially owned the shares reported in the table as of December 31, 2001, and that it has sole voting power and sole dispositive power over all the shares. In an amended Schedule 13G dated February 19, 2002, Wallace R. Weitz & Company stated that it beneficially owned 5,488,100 shares (4.8% of outstanding shares) as of such date, and that it has sole voting power and sole dispositive power over all the shares.

     The addresses of the persons shown in the table above as a beneficial owner of more than 5% of the Company's common shares are as follows: Capital Research and Management Company, 333 South Hope Street, Los Angeles, CA 90071; First Pacific Advisors, Inc., 11400 West Olympic Boulevard, Suite 1200, Los Angeles, CA 90064; FMR Corp. and Fidelity Management & Research Company, 82 Devonshire Street, Boston, MA 02109; and Wallace R. Weitz & Company, 1125 South 103rd Street, Suite 600, Omaha, NE 68124-6008.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING EXECUTIVE COMPENSATION REPORT OF THE COMPANY'S COMPENSATION COMMITTEE, THE REPORT OF THE COMPANY'S AUDIT COMMITTEE AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

                             EXECUTIVE COMPENSATION

                 EXECUTIVE COMPENSATION REPORT OF THE COMPANY'S
                             COMPENSATION COMMITTEE

     Compensation of the Company's executive officers is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee consists of three independent, non-employee directors. The Committee's responsibilities include establishing the policies and procedures applicable to the compensation of the Company's executive officers and reporting on them to the Board of Directors; recommending to the Board of Directors the salaries, incentive compensation and other remuneration of executive officers; and reviewing the salaries, compensation and other remuneration of all other senior officers.

     The Committee believes that the strong performance of its executive officers is the key to the Company's success. Consequently, the Committee applies aggressive compensation incentives, both short-term and long-term, to maximize shareholder value. The Committee feels that these incentives should be implemented with a high degree of responsiveness to the performance of the Company. To achieve this responsiveness, importance is placed upon executive officer participation in the Company's performance through equity ownership, and through bonuses based upon the Company's performance. The basic compensation components for all executive officers, including the Company's Chief Executive Officer ("CEO"), consist of salary, bonus opportunities under the Company's 1998 Key Associate Annual Incentive Compensation Plan, as amended (the "Bonus Plan"), and stock options granted under the Company's 1996 Performance Incentive Plan, as amended (the "Incentive Plan"). The Committee believes these components properly align the financial interests and success of executive officers with those of the shareholders.

CEO SALARY

     Mr. Potter's base salary was originally established by his employment agreement dated June 26, 2000. Mr. Potter's employment agreement does not provide for any automatic salary increases. Instead, such increases (if any) are made in the sole discretion of the Committee during its annual review process of the Company's executive officers. The Committee has chosen not to adopt any specific schedule of salary increases, and may adjust Mr. Potter's salary without regard to adjustments in the salaries of other executive officers of the Company. Generally, the Committee will look to factors such as the Company's planned and actual increase in pretax income, market performance of its common shares, business growth and the achievement of other previously established non-financial criteria, in determining the amount of Mr. Potter's salary increase. The Committee does not weight such factors in advance or tie Mr. Potter's salary to specific performance criteria.

CEO BONUS

     Mr. Potter's bonus is determined in accordance with the Bonus Plan. Under the Bonus Plan, Mr. Potter's bonus is based upon the Company's achievement of specific earnings targets established by the Committee at its February meeting at the beginning of each fiscal year. For fiscal 2001, the Committee derived its bonus targets from the Company's planned earnings for the fiscal year established by the Board of Directors at the beginning of the fiscal year. The Committee determined the CEO's bonus goals based on whether the Company achieved certain predetermined performance levels (minimum, target or stretch) as applied to the Company's earnings targets. Although Mr. Potter's employment agreement provides him with the opportunity to earn a "target" bonus equal to his base salary and a "stretch" bonus equal to twice his base salary (no right to a minimum bonus exists in his employment agreement), the establishment of the Company's performance targets applicable to his bonus goals are solely in the Committee's discretion. As a result of the Company's performance in fiscal 2001, Mr. Potter did not receive a bonus.

CEO EQUITY INCENTIVES

     The Committee believes that the grant of significant stock options to Mr. Potter further links Mr. Potter's interests with the interests of the shareholders. Consistent with these objectives, Mr. Potter's equity interests in the Company, through stock options granted under the Incentive Plan, comprise his primary compensation and align his personal rewards and motivation with Company performance and shareholder value. Stock options are granted to the Company's CEO at the discretion of the Committee. Mr. Potter's stock options have an exercise price equal to the fair market value of the Company's common shares at the date each option is granted and become exercisable over time during employment, in equal amounts over a 5 year period.

NON-CEO SALARY

     In connection with his promotion to Vice Chairman and Chief Administrative Officer ("CAO"), Mr. Bell entered into an employment agreement dated June 26, 2000. Although Mr. Bell's employment agreement established his base salary, it does not provide for any automatic salary increases.

     The salary component for executive officers other than the CEO and CAO is initially based upon industry data for comparable positions at similarly sized companies, as adjusted to reflect the experience and expertise of the individual. The Company attempts to limit the comparison market to Columbus, Ohio wherever possible. However, where the position is unique to companies included in the Standard & Poor's Retail Stores Index, the Company collects industry data reflective of members of that peer group that are of similar size to the Company. Salaries of non-CEO executive officers are reviewed annually and adjusted to reflect growth in the individual's performance, the individual's achievement of previously established goals, the individual's relative contribution to the overall performance of the Company and any changes in the individual's responsibilities. Salary adjustments are subjectively determined, and are not formally tied to Company performance.

NON-CEO BONUS

     The bonus component for non-CEO executive officers is determined in accordance with the Bonus Plan. The bonus component for non-CEO executive officers consists of a percentage of salary earned as the Company achieves specific earnings targets established by the Committee at its February meeting at the beginning of each fiscal year. The Committee derives its bonus targets and defines the bonus goals (minimum, target and stretch) from the Company's planned earnings for the fiscal year projected by the Board of Directors at the beginning of the fiscal year. Other than for Mr. Bell, the Company's CAO, the percentage of salary is set by position level, and is subjectively determined. Mr. Bell's employment agreement provides him with the opportunity to earn a "target" bonus equal to his base salary and a "stretch" bonus equal to twice his base salary (no right to a minimum bonus exists in his employment agreement). As with the Company's CEO, the establishment of the Company's performance targets applicable to Mr. Bell's bonus goals, as well as the bonus goals of the other non-CEO executive officers, remain solely in the Committee's discretion. As a result of the Company's performance in fiscal 2001, none of the Company's executive officers received a bonus. The Committee believes that a significant portion of the total compensation of the executive officers should be bonus and tied to the Company's performance.

NON-CEO EQUITY INCENTIVES

     The equity participation component for executive officers other than the CEO consists primarily of stock options granted under the Incentive Plan. Stock options are granted at the discretion of the Committee, typically at the beginning of each fiscal year during the Committee's annual review process and in an amount determined by position and performance in the prior fiscal year. Stock options have an exercise price equal to the fair market value of the Company's common shares at the date each option is granted. In addition, stock options are often granted in connection with the promotion of an individual to a greater level of responsibility. The number of shares covered by each option grant is set in advance by position, subject to adjustment based upon the Committee's subjective perception of the individual's performance. Stock options vest over a five year period, based upon time passage during employment and not based upon performance criteria. The Committee's determination of the timing and amount of each grant is subjective, based upon its assessment of the need and appropriateness of each grant, in light of the performance of the respective executive officer and the performance of the Company as a whole. The Committee considers the recommendation of, and relies upon information provided by, the CEO in making its assessment and reaching its decision with respect to non-CEO executive officers. The Committee believes that its policy in determining stock option grants best utilizes stock options as a specific long-term performance incentive, by basing an important portion of the executive officers compensation upon the future performance of the Company's common shares.

     DEDUCTIBILITY OF ANNUAL COMPENSATION OVER $1 MILLION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the tax deductibility for federal income tax purposes of compensation paid to the Company's CEO and the four highest compensated executive officers (other than the CEO) in excess of $1 million. Compensation in excess of $1 million may be deducted if it is "performance-based" compensation within the meaning of the Code. For fiscal 2001, the Company believes it has taken the necessary actions to preserve the deductibility of all payments made under the Company's compensation plans. As the Code or the regulations promulgated thereunder change, the Committee presently intends to take reasonable steps to ensure the continued deductibility of payments under the Company's compensation plans while at the same time considering the goals of the Company's executive compensation philosophy.

THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

David T. Kollat, Chairman
W. Eric Carlborg
Dennis B. Tishkoff

                    REPORT OF THE COMPANY'S AUDIT COMMITTEE

     The Audit Committee of the Board of Directors (the "Audit Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company's accounting, auditing and reporting practices. The Board of Directors adopted a written charter for the Audit Committee, a copy of which is included as Appendix I to this proxy statement.

     The Audit Committee currently consists of three directors of the Board who are not employees of the Company. The Company's common shares are listed on the New York Stock Exchange ("NYSE"). The members of the Audit Committee have been reviewed by the Board and determined to be independent as defined in Sections 303.01(B)(2)(a) and (3) of the NYSE's listing standards.

     The Audit Committee has discussed the audited financial statements with management and Deloitte & Touche LLP. Management has the primary responsibility for the financial statements and the reporting process. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented. The Audit Committee has received written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed the independence of Deloitte & Touche LLP with Deloitte & Touche LLP. The Audit Committee has also considered whether Deloitte & Touche LLP's provision of financial information systems design and implementation services, if any, and other non-audit services to the Company is compatible with maintaining the independence of Deloitte & Touche LLP. The fees paid by the Company to Deloitte & Touche LLP during fiscal 2001 were as follows:

             FINANCIAL INFORMATION SYSTEMS DESIGN
AUDIT FEES         AND IMPLEMENTATION FEES          ALL OTHER FEES
----------   ------------------------------------   --------------
 $377,000                    -0-                       $548,000

     Based on these discussions and a review of all the items delivered, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2001 for filing with the Securities Exchange Commission.

THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

W. Eric Carlborg, Chairman
Sheldon M. Berman
Brenda J. Lauderback

                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth the individual compensation paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for services in all capacities to the Company for fiscal years 2001, 2000 and 1999.

                                             ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                  -----------------------------------------    ----------------------------------
                                                                                      AWARDS             PAYOUTS
                                                                               --------------------     ---------
                                                                               RESTRICTED               LONG-TERM
                                                                                 STOCK       STOCK      INCENTIVE    ALL OTHER
                                  FISCAL    SALARY       BONUS       OTHER       AWARDS     OPTIONS      PAYOUTS    COMPENSATION
       NAME AND POSITION           YEAR       ($)         ($)         ($)         ($)         (#)          ($)       ($)(e)(f)
       -----------------          ------    -------    ---------    -------    ----------   -------     ---------   ------------
Michael J. Potter,                 2001     696,154            0         --(a)    --        300,000(b)       --        10,535
Chairman of the Board and          2000     564,423      325,000         --(a)    --        300,000(b)       --         9,238
Chief Executive Officer            1999     400,000      217,520         --(a)    --        250,000(c)(d)    --         9,497

Albert J. Bell,                    2001     671,154            0         --(a)    --        300,000(b)       --        11,428
Vice Chairman of the Board         2000     550,000      312,500         --(a)    --        300,000(b)       --         9,720
and Chief Administrative Officer   1999     400,000      217,520         --(a)    --        250,000(c)(d)    --        10,412

Brad A. Waite,                     2001     357,692            0         --(a)    --        100,000(b)       --        13,544
Executive Vice President           2000     312,548       99,000         --(a)    --        100,000(b)       --        11,196
Human Resources and                1999     262,259      114,188         --(a)    --         60,000(c)(d)    --        12,376
Loss Prevention

Kent Larsson,                      2001     339,231            0         --(a)    --         75,000(b)       --        27,132
Executive Vice President,          2000     329,423       99,000         --(a)    --         50,000(b)       --        21,174
Merchandising and Sales
 Promotion                         1999     300,000       90,000         --(a)    --         25,000(b)       --        24,518

Donald A. Mierzwa,                 2001     339,231            0           (a)    --         75,000(b)       --        20,861
Executive Vice President,          2000     329,712       99,000         --(a)    --         50,000(b)       --        16,304
Store Operations                   1999     314,711       94,500         --(a)    --             --          --        19,334

---------------

(a) Exclusive of the value of perquisites or other personal benefits because they do not exceed the lesser of $50,000 or 10% of total annual salary and bonus for the named executive officer.

(b) Non-qualified options granted pursuant to the 1996 Performance Incentive Plan, as amended.

(c) Non-qualified options granted pursuant to the KBkids.com LLC 1999 Unit Option Plan.

(d) On December 7, 2000, the Company completed its sale of the KB Toy Division. As a result of this transaction, all of the executive's options granted pursuant to the KBkids.com LLC 1999 Unit Option Plan have expired.

(e) Company matching contribution to the Big Lots, Inc. Savings Plan (401K) and/or the Big Lots, Inc. Supplemental Savings Plan (Top Hat). The matching contribution for Messrs. Potter, Bell, Waite, Larsson and Mierzwa was $6,800 in fiscal 2001 and fiscal 2000, and $6,400 in fiscal 1999.

(f) Accruals to the Big Lots, Inc. Supplemental Defined Benefit Pension Plan for fiscal 2001 for Messrs. Potter, Bell, Waite, Larsson, and Mierzwa were $3,735, $4,628, $6,744, $20,332, and $14,061, respectively. Accruals for fiscal 2000 for Messrs. Potter, Bell, Waite, Larsson, and Mierzwa were $2,438, $2,920, $4,396, $14,374, and $9,504, respectively. Accruals for fiscal 1999 for Messrs. Potter, Bell, Waite, Larsson and Mierzwa were $3,097, $4,012, $5,976, $18,118 and $12,934, respectively.

     EMPLOYMENT AGREEMENTS. The Company has been a party to employment agreements ("Key Executive Agreements") with Messrs. Potter and Bell since 2000. The terms of these agreements are substantially similar and they are described collectively herein except where their terms materially differ. The Key Executive Agreements are intended to assure the Company that it will have the continued dedication, undivided loyalty, and objective advice and counsel from these key executives in the event of a proposed transaction, or the threat of a transaction, which could result in a change of control of the Company. Annually, the Compensation Committee reviews the performance of each key executive to determine whether the executive's salary and bonus should be adjusted. Bonuses are not payable under the Key Executive Agreements unless the Company achieves a minimum threshold of its earnings targets, and are subject to a maximum of 200% of the executive's respective base salary. The Key Executive Agreements require that the executive devote his full business time to the affairs of the Company and prohibit the executive from competing with the Company during his employment and for a two-year period thereafter (six months in the event of termination of employment following a "Change of Control," as such term is defined in the Key Executive Agreements).

     Both Mr. Potter and Mr. Bell's employment may be terminated under the Key Executive Agreements by the Company for cause, as defined therein. If either Mr. Potter or Mr. Bell is terminated for cause, the Company has no further obligation to pay any compensation or to provide benefits to the key executive. If either Mr. Potter or Mr. Bell is terminated without cause, such key executive will become entitled to receive continued salary payments and benefits for two years and will receive a pro-rata bonus for the fiscal year in which the action occurs. Both Mr. Potter and Mr. Bell may terminate their respective employment under their Key Executive Agreement after a Change of Control for "good reason" if the Company adversely changes the key executive's authority, title, or position. The Key Executive Agreements provide that in the event a key executive is terminated within 24 months of a Change of Control, the key executive will receive a lump sum payment (net of any applicable withholding taxes) in an amount equal to two years salary and two years annual stretch bonus and will be entitled to receive certain plan benefits for two years.

     A Change of Control of the Company would also cause Messrs. Potter and Bell to receive a payment in the amount necessary to hold them harmless from the effects of Section 280G and 4999, respectively, of the Code, which Code sections could subject the payments due under these employment agreements to excise tax liability (see also "Executive Change In Control Severance Agreements"). The compensation payable on account of a Change of Control may be subject to the deductibility limitations of Sections 162(m) and 280G of the Code.

     The following tables reflect the (i) number and value of options granted in fiscal 2001 to the individuals named in the Summary Compensation Table and (ii) the aggregate exercises and number and value of exercisable and unexercisable options at February 2, 2002, for those named individuals.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZED
                                          INDIVIDUAL GRANTS                               VALUE AT
                       --------------------------------------------------------        ASSUMED ANNUAL
                                       PCT. OF TOTAL                                   RATES OF STOCK
                        SECURITIES        OPTIONS                                  PRICE APPRECIATION FOR
                        UNDERLYING       GRANTED TO     EXERCISE                       OPTION TERM(c)
                          OPTIONS       EMPLOYEES IN      PRICE      EXPIRATION    -----------------------
        NAME           GRANTED(#)(a)   FISCAL YEAR(b)   PER SHARE       DATE           5%          10%
        ----           -------------   --------------   ---------    ----------    ----------   ----------
Michael J. Potter         300,000           12.2%        $11.740     05-Mar-11     $2,214,967   $5,613,161
Albert J. Bell            300,000           12.2%         11.740     05-Mar-11      2,214,967    5,613,161
Kent Larsson               75,000            3.0%         11.740     05-Mar-11        553,742    1,403,290
Donald A. Mierzwa          75,000            3.0%         11.740     05-Mar-11        553,742    1,403,290
Brad A. Waite             100,000            4.1%         11.740     05-Mar-11        738,322    1,871,054

---------------

(a) Options granted pursuant to the 1996 Performance Incentive Plan. Vesting is over five years without regard to the attainment of any performance goals.

(b) Based on 2,461,019 non-qualified options granted to all associates in fiscal 2001 pursuant to the 1996 Performance Incentive Plan.

(c) Assumes a respective 5% or 10% annualized appreciation in the underlying common share price from the date of grant to the expiration date less the aggregate exercise price. The ultimate amount realized will depend on the market value of the securities at a future date.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                              UNEXERCISED OPTIONS AT FEBRUARY 2, 2002
                                                     ---------------------------------------------------------
                          NUMBER OF                                                   VALUE OF IN-THE-MONEY
                           SHARES                         NUMBER OF OPTIONS                OPTIONS(b)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
         NAME             EXERCISE     REALIZED(a)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------   -----------   -----------   -------------   -----------   -------------
Michael J. Potter                0         $ 0          339,688       600,000        $  962           $ 0
Albert J. Bell                   0           0          346,876       600,000         3,250             0
Kent Larsson                     0           0           99,125       139,000             0             0
Donald A. Mierzwa                0           0          226,250       145,000         7,100             0
Brad A. Waite                    0           0          202,188       210,000         1,375             0

---------------

(a) Difference of the sales price on the dates of exercise and the option exercise price.

(b) The value of In-the-money unexercised options is based on the fair market value of Big Lots, Inc. common shares ($10.84) at February 2, 2002, minus the aggregate exercise prices.

COMPARISON OF FIVE YEAR TOTAL SHAREHOLDER RETURN

     The following graph demonstrates a five year comparison of cumulative total return for Big Lots, Inc., the Standard & Poor's 500 Index and the Standard & Poor's Retail Stores Composite Index.

              COMPARISON OF FIVE YEAR TOTAL STOCKHOLDER RETURN (a)

[PERFORMANCE GRAPH]

         -------------------------------------------------------------------------------------------------------------------
                                        1997           1998           1999           2000           2001           2002
         -------------------------------------------------------------------------------------------------------------------
          Big Lots, Inc.              $100.00        $156.37        $ 63.45        $ 52.76        $ 46.20        $ 41.26
         -------------------------------------------------------------------------------------------------------------------
          S&P 500 Retailing           $100.00        $148.82        $249.38        $273.35        $275.39        $298.65
         -------------------------------------------------------------------------------------------------------------------
          S&P 500                     $100.00        $126.91        $168.14        $190.55        $185.54        $156.40
         -------------------------------------------------------------------------------------------------------------------

(a) Assumes $100 invested on February 1, 1997 in Big Lots, Inc. common shares compared to the same amount invested in the other funds shown at the same time. Dividends, if any, are assumed to be reinvested.

COMPENSATION PLANS AND ARRANGEMENTS

     DIRECTOR STOCK OPTION PLAN. The Director Stock Option Plan is administered by the Compensation Committee pursuant to an established formula. Neither the Board of Directors nor the Compensation Committee exercise any discretion in administering the plan, and the administration performed by the Compensation Committee is ministerial in nature. The formula which governs the grant of stock options to eligible participants may be amended by the Board of Directors, but not more frequently than once in any six month period. Under the current formula, each of the eligible outside directors are granted annually stock options for the purchase 5,000 of the Company's common shares, for an exercise price equal to the fair market value on the date of grant. Each annual grant occurs on the last day of the quarterly trading period next following the Annual Meeting of Shareholders.

     Options granted under the Director Stock Option Plan become exercisable over three years beginning upon the first annual anniversary of the grant date, whereby the option becomes exercisable for 20% of the shares on the first anniversary, 60% on the second anniversary, and 100% on the third anniversary. Options automatically terminate ten years and one month following the date of grant. An optionee may exercise a stock option only during specific quarterly trading periods, and only if at all times during the period beginning on the date such option was granted and ending on the day three months before the date of exercise, he or she was a director of the Company. Options granted under the Director Stock Option Plan are not transferable other than by will or the laws of descent and distribution.

     1996 PERFORMANCE INCENTIVE PLAN, AS AMENDED. The 1996 Performance Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Committee determines the individuals to whom Awards are to be made; the number of shares covered by each Award; the term of the Award; its vesting, exercise period or settlement; the type of consideration, if any, to be paid to the Company upon exercise of an Award; and all other terms and conditions of the Awards. The purpose of the 1996 Performance Incentive Plan is to provide a flexible, long-term vehicle to attract, retain and motivate officers and employees. The 1996 Performance Incentive Plan authorizes the grant of incentive or nonqualified stock options, stock appreciation rights, restricted stock, stock equivalent unit and performance unit awards (collectively referred to as "Awards"), any of which may be granted on a stand alone, combination or tandem basis.

     The number of common shares available for delivery under the 1996 Performance Incentive Plan consists of an initial allocation of 2,000,000 shares (3,125,000 shares as adjusted to account for the 5 for 4 stock splits which occurred in December, 1996 and June, 1997), which is increased, beginning with the fiscal year in which the 1996 Performance Incentive Plan is in effect and during each fiscal year following, by a number of shares equal to one percent (1.0%) of the total number of issued common shares of the Company as of the start of each of the Company's fiscal years. Unused shares from previous fiscal years remain available for delivery under the 1996 Performance Incentive Plan; provided, however, the total awards of stock options or restricted stock outstanding and shares available for use under the 1996 Performance Incentive Plan combined with any awards of stock options or restricted stock outstanding from any other plan of the Company shall not exceed fifteen percent (15%) of the total shares of issued and outstanding common shares as of any measurement date.

     The 1996 Performance Incentive Plan limits the number of common shares of the Company that can be represented by stock options, stock appreciation rights, or restricted stock and awarded to any employee during any single fiscal year to no more than 1,000,000 shares. As a further limitation, the maximum amount of compensation with respect to performance units and stock equivalent units that may be paid in any fiscal year (within the meaning of Section 162(m) of the Code) to any participant with respect to any fiscal year is $2,000,000. Awards under the 1996 Performance Incentive Plan may be made to any employee of the Company or its affiliates, as designated by the Committee. Historically, options have been granted to approximately 200 employees in any given year.

     The 1996 Performance Incentive Plan provides for the Award of options which may be either incentive stock options or non-qualified options. For both incentive and non-qualified options, the exercise price may be not less than 100 percent of the fair market value of a common share of the Company at the time the option is granted. Any option intended to qualify as an incentive stock option must meet all requirements of Section 422 of the Code. The Committee may grant stock appreciation rights to any eligible employee on such terms as the Committee may determine.

     The Committee may grant shares of restricted stock, stock equivalent units, and performance units, subject to such conditions and restrictions as the 1996 Performance Incentive Plan specifies and otherwise as the Committee may determine. These grants may be made alone or in tandem with other Awards. Stock equivalent units and performance units may be payable upon vesting in cash, or may be convertible to common shares or other form of value determined by the Committee.

     No Award under the 1996 Performance Incentive Plan may be assigned or transferred by the grantee other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined by the Code) or as may otherwise be permitted by the Committee. In the absence of the first two exceptions, all rights may be exercised during the grantee's lifetime only by the grantee.

     The Committee may from time to time, at its discretion, amend or terminate the 1996 Performance Incentive Plan, except that no such amendment or termination shall impair any rights under any Award made prior to the amendment's effective date without the consent of the grantee, and provided that no such amendment shall increase the number of shares available to the 1996 Performance Incentive Plan or change the price at which stock options or stock appreciation rights may be granted unless approved by shareholders in accordance with applicable laws and regulations. The 1996 Performance Incentive Plan shall terminate on February 3, 2006, or such earlier date as the Board may determine.

     1999 KBKIDS.COM LLC OPTION PLAN. The 1999 KBkids.com LLC Option Plan was administered by the Board of Managers of KBkids.com LLC, a former affiliate of the Company. The 1999 KBkids.com LLC Option Plan authorized the grant of options to acquire Class C Units of KBkids.com LLC. The number of units available for delivery under the 1999 KBkids.com LLC Option Plan was 6,000,000. Awards under the 1999 KBkids.com LLC Option Plan could be made to such participants as the Board of Managers determined. On December 7, 2000, the Company completed its sale of the KB Toy Division. At such date, approximately 175 directors, officers, employees and consultants of the Company were granted awards of options to acquire units under the 1999 KBkids.com LLC Option Plan. As a result of this transaction, the 1999 KBkids.com LLC Option Plan was assumed by the purchaser of the KB Toy Division, and all of the unit options granted to the Company's remaining executives and associates expired.

     PENSION PLAN AND TRUST. The Company maintains a noncontributory defined benefit pension plan (the "Pension Plan") for all employees whose hire date precedes April 1, 1994, who have reached the age of 21 and who have worked for the Company for more than one year. The amount of the Company's annual contribution to the Pension Plan is actuarially determined to accumulate sufficient funds to maintain projected benefits. Effective January 1, 1993, the computation of annual retirement benefits payable upon retirement under the Pension Plan is 1% of final average annual compensation multiplied by the years of service up to a maximum of 25. This benefit is payable when a participant reaches the normal retirement age of 65. However, the Pension Plan does provide an early retirement option, and employment beyond the normal retirement age is permitted by agreement with the Company. For purposes of calculating benefits under the Pension Plan, compensation is defined to include a two month equivalent of the total cash remuneration (including overtime) paid for services rendered during a plan year prior to salary reductions pursuant to Sections 401(k) or 125 of the Code, including bonuses, incentive compensation, severance pay, disability payments and other forms of irregular payments. Effective January 1, 1996, the benefits accrued for certain highly compensated individuals, including all executive officers, was frozen at the then current levels.

     The table below illustrates the amount of annual benefits payable at age 65 to a person in the specified average compensation and years of service classifications under the Pension Plan combined with the Supplemental Pension Plan.

      FINAL                   YEARS OF SERVICE
     AVERAGE        -------------------------------------
   COMPENSATION       10        15        20        25
   ------------     -------   -------   -------   -------
     $100,000       $10,000   $15,000   $20,000   $25,000
     $125,000       $12,500   $18,750   $25,000   $31,250
     $150,000       $15,000   $22,500   $30,000   $37,500
$175,000 and above  $16,400   $24,600   $32,800   $41,000

     The maximum annual benefit payable under the Pension Plan is restricted by the Internal Revenue Code. At December 31, 2001, the maximum final five year average compensation is $164,000. At December 31, 2001, Messrs. Potter, Bell, Waite, Larsson and Mierzwa had 10, 14, 13, 13 and 12 years of credited service, respectively. The compensation taken into account in computing benefits under the Pension Plan includes base salary and bonuses. Income recognized as a result of the exercise of stock options is disregarded in computing benefits under the Pension Plan. A participant may elect whether the benefits are paid in the form of a single life annuity, a joint and survivor annuity or as a lump sum upon reaching the normal retirement age of 65.

     SUPPLEMENTAL PENSION PLAN. The Company maintains a non-qualified supplemental employee retirement plan ("Supplemental Pension Plan") for those executives whose benefits were frozen in the Pension Plan on or subsequent to January 1, 1996. The Supplemental Pension Plan constitutes a contract to pay benefits upon retirement as therein defined. The Supplemental Pension Plan is designed to pay the same benefits in the same amount as if the participants continued to accrue benefits under the Pension Plan. The Company has no obligation to fund the Supplemental Pension Plan, and all assets and amounts payable under the Supplemental Pension Plan are subject to the claims of general creditors of the Company. The table below illustrates the amount of annual benefit payable at age 65 to a person in the specified average compensation and years of service classification under the Supplemental Pension Plan.

      FINAL                   YEARS OF SERVICE
     AVERAGE        -------------------------------------
   COMPENSATION       10        15        20        25
   ------------     -------   -------   -------   -------
     $100,000       $10,000   $15,000   $20,000   $25,000
     $125,000       $12,500   $18,750   $25,000   $31,250
     $150,000       $15,000   $22,500   $30,000   $37,500
$175,000 and above  $16,400   $24,600   $32,800   $41,000

     SAVINGS PLAN. All of the executive officers referred to in the cash compensation table, as well as substantially all other full-time employees of the Company and its subsidiaries, are eligible to participate in the Big Lots, Inc. Savings Plan (the "Savings Plan" or "401K"). In order to participate in the Savings Plan, an eligible employee must satisfy applicable age and service requirements and must make contributions to the Savings Plan ("Participant Elective Contributions").

     Participant Elective Contributions are made through authorized payroll deductions to one or more of the several investment funds established under the Savings Plan. One of the funds is a company stock fund that is invested solely in common shares of the Company. All Participant Elective Contributions are matched by the Company ("Employer Matching Contributions") at a rate of 100% for the first 2% of salary contributed, and 50% for the next 4% of salary contributed; however, only Participant Elective Contributions of up to six percent of the employee's compensation will be matched.

     Each participant has a nonforfeitable right to all accrued benefits pertaining to Participant Elective Contributions. Each participant also has a nonforfeitable right to all accrued benefits pertaining to Employer Matching Contributions in the event of retirement or other termination of employment (a) on or after the participant's 65th birthday, (b) on account of disability, or
(c) by reason of death. A participant whose employment terminates under other circumstances will have a nonforfeitable right to a portion of accrued benefits pertaining to Employer Matching Contributions determined under a schedule based on years of service. All other unvested accrued benefits will be forfeited.

     SUPPLEMENTAL SAVINGS PLAN. The Company maintains a non-qualified salary deferral plan (the "Supplemental Savings Plan" or "Top Hat") for those executives participating in the Savings Plan who desire to contribute more than the amount allowable under the Savings Plan. The Supplemental Savings Plan constitutes a contract to pay deferred salary, and limits deferrals in accordance with prevailing tax law. The Supplemental Savings Plan is designed to pay the deferred compensation in the same amount as if the contributions had been made to the Savings Plan. The Company has no obligation to fund the Supplemental Savings Plan, and all assets and amounts payable under the Supplemental Savings Plan are subject to the claims of general creditors of the Company and its affiliates.

     EXECUTIVE BENEFIT PLAN. Most of the executive officers are eligible to participate in the Company's Executive Benefit Plan (the "Benefit Plan"). The Benefit Plan is a supplemental health benefit plan which reimburses participants for medical costs incurred but not covered by the Company's Associate Benefits Plan, up to an annual maximum reimbursement of $40,000 per participant. Amounts received by participants are treated as taxable income. Amounts received exceeding the applicable threshold by the individuals named in the Summary Compensation Table are included in the amounts reflected in the values of personal benefits received by such individuals.

     EXECUTIVE CHANGE IN CONTROL SEVERANCE AGREEMENTS. Since April 18, 1989, the Company has maintained Executive Severance Agreements with many of its key officers and employees (currently approximately 68 persons). The agreements expire on the anniversary of their execution and are automatically extended on an annual basis unless the Company provides at least 90 days notice that any particular agreement will not be extended. The agreements provide for severance benefits if, within 24 months after a Change in Control (as defined in the agreements and below), the employee's employment is terminated by the Company (other than for Cause, as defined in the agreements), or the employee resigns because of a material change in the circumstances of his employment. For purposes of the agreements, "Change in Control" means any one or more of the following: (i) any person or group (as defined for purposes of Section 13(d) of the Securities Exchange Act of 1934) becomes the beneficial owner of, or has the right to acquire (by contract, option, warrant, conversion of convertible securities or otherwise), 20% or more of the outstanding equity securities of the Company entitled to vote for the election of directors; (ii) a majority of the Board of Directors is replaced within any period of two years or less by directors not nominated and approved by a majority of the directors in office at the beginning of such period (or their successors so nominated and approved), or a majority of the Board of Directors at any date consists of persons not so nominated and approved; or (iii) the shareholders of the Company approve an agreement to merge or consolidate with another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including without limitation, a plan of liquidation). Notwithstanding these provisions, the agreements provide that a Change in Control shall not result from a transaction in which the Company exchanges less than 50% of its then outstanding equity securities for 51% or more of the outstanding equity securities of another corporation. The agreements provide for the following severance benefits: (i) for certain officers (including Messrs. Waite, Larsson and Mierzwa) and employees having a position of vice president of the Company (or its affiliates) or above, a lump-sum payment equal to 200% of the employee's then-current annual salary and two times the employee's then current stretch bonus; or (ii) for other employees having a position of director of a department of the Company (or its affiliates), a lump-sum payment equal to 100% of the employee's then current annual salary and stretch bonus. Messrs. Potter and Bell are not a party to such an agreement, but each have substantially similar provisions contained in his respective employment agreement. In addition, the 1996 Performance Incentive Plan provides for immediate vesting of all outstanding options and shares, respectively, in the event of such a Change in Control (please see the Fiscal Year End Option Values table above). The employee will also become entitled to reimbursement of legal fees and expenses incurred by the employee in seeking to enforce his rights under his agreement. Additionally, to the extent that payments to the employee pursuant to his agreement (together with any other amounts received by the employee in connection with a Change in Control) would result in triggering the provisions of Sections 280G and 4999 of the Code, each agreement provides for the payment of an additional amount (the "Tax Gross-Up Amount") such that the employee receives, net of excise taxes, the amount he would have been entitled to receive in the absence of the excise tax provided in Section 4999 of the Code. Under proposed income tax regulations, compensation payable on change in control is subject to the income tax deduction limitations.

                PROPOSAL TWO: SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors selected Deloitte & Touche LLP to be the independent public accountants of the Company and its subsidiaries for the fiscal year ending February 1, 2003. The Board of Directors recommends that the shareholders ratify the selection. Deloitte & Touche LLP has acted as the Company's independent public accountants since October, 1989. A representative of Deloitte & Touche LLP will be in attendance at the Annual Meeting of Shareholders, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders. The affirmative vote of a majority of shares present and voting is necessary to ratify the selection of the Company's independent public accountants. Under Ohio law and the Company's Code of Regulations, broker non-votes will be treated as votes not cast, and will not have any effect. Abstentions will be treated as votes cast against the proposal, and, if no instructions are given, the persons named as Proxies in the accompanying proxy card intend to vote FOR Proposal Two.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL TWO

                             SHAREHOLDER PROPOSALS

     If a shareholder notifies the Company after February 26, 2003 of an intent to present a proposal at the Company's 2002 Annual Meeting, the Company will have the right to exercise its discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in its proxy materials. Any shareholder who intends to present a proposal at the 2002 Annual Meeting of Shareholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be submitted in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 and the Company's Code of Regulations. To be eligible for inclusion, shareholder proposals must be received by the Company at its principal executive offices not later than December 14, 2002.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Officers, directors and greater than 10 percent shareholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during fiscal 2001. In making this statement, we have relied upon the written representations of the Company's directors and officers.

                                 OTHER MATTERS

     This solicitation of proxies is made by and on behalf of the Board of Directors. In addition to mailing copies of this statement and the accompanying notice and form of proxy to all shareholders of record on the record date, the Company will request brokers, custodians, nominees and other fiduciaries to forward copies of this material to persons for whom they hold common shares of the Company in order that such shares may be voted. Solicitation may also be made by the Company's officers and regular employees personally or by telephone or telegraph. The cost of the solicitation will be incurred by the Company. The Company has also retained Georgeson & Company Inc. to aid in the solicitation of proxies for a fee estimated to be $8,000, plus reasonable out-of-pocket expenses.

     If the accompanying form of proxy is executed and returned, the shares represented thereby will be voted in accordance with any specifications made by the shareholder. In the absence of any such specifications, they will be voted to elect all nine nominees as set forth under Proposal One and to approve Proposals Two and Three.

     The presence of any shareholder at the Annual Meeting will not operate to revoke his proxy. A proxy may be revoked at any time before it is exercised by filing with the secretary of the Company a notice of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Annual Meeting and giving notice of revocation to the secretary of the meeting, either in writing or in open meeting.

     If any other matters shall properly come before the Annual Meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters which will be presented for action at the Annual Meeting.

     By order of the Board of Directors.

April 12, 2002

                                          Charles W. Haubiel II,
                                          Vice President,
                                          General Counsel and Corporate
                                          Secretary

                                                                      APPENDIX I

                     BIG LOTS, INC. AUDIT COMMITTEE CHARTER

     The Audit Committee (the "Committee") is appointed by the Board of Directors of Big Lots, Inc. to assist the Board in monitoring (1) the integrity of the financial statements and reports of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors.

COMPOSITION

     The Committee shall be comprised of at least three members and shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Committee shall be appointed by the Board of Directors on the recommendation of the Chairman of the Board.

AUTHORITY

     The Committee may be requested by the Board of Directors to review any activity of the Company, and all employees are directed to cooperate as requested by members of the Committee. The Committee is empowered to retain persons having special competence (including outside counsel) as necessary to assist the Committee in fulfilling its responsibility, and may meet with the Company's investment bankers or financial analysts who follow the Company.

MEETINGS/ATTENDANCE

     The Committee is to meet at least quarterly, and as many times as the Committee deems necessary. Meetings may be by telephone. Members of the Committee are to participate in all meetings. As necessary or desirable, the Chairman may request that members of management and representatives of the Company's Independent Accountants also participate in the meetings of the Committee.

COMMUNICATION/REPORTING

     The Committee members are expected to maintain free and open communication with the Company's Independent Accountants and members of management. This communication shall include private sessions, at least annually, with each of these parties. Furthermore, the Committee shall provide sufficient opportunity for the Company's Independent Accountants to meet with others in the Company as appropriate without members of management present.

     Minutes of each meeting are to be prepared and sent to Committee Members and the Company's Directors who are not members of the Committee. Copies are to be provided to the Company's Independent Accountants as well as the Company's Chief Financial Officer.

RESPONSIBILITIES

     The Committee is to serve as a focal point for communication between the Company's Directors who are not members of the Committee, the Company's Independent Accountants and members of management, as their duties relate to financial accounting, reporting and controls. The Committee is to assist the Board in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of Big Lots, Inc., its subsidiaries and affiliates, and the sufficiency of auditing relative thereto. It is to be the Board's principal agent in ensuring the independence of the Company's Independent Accountants, the integrity of management and the adequacy of disclosures to shareholders. The opportunity for the Independent Accountants to meet with the entire Board as needed is not to be restricted, however.

     The Committee shall rely on the expertise and knowledge of the Company's members of management and the Company's Independent Accountants in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company's financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The Company's Independent Accountants are responsible for auditing the Company's financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct independent investigations, or to assure compliance with laws, regulations or the Company's internal policies, procedures, and controls.

SPECIFIC DUTIES

     AT LEAST QUARTERLY, THE COMMITTEE IS TO:

     (1) Review with members of management and the Company's Independent Accountants the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the Company's Independent Accountants' review of the quarterly financial statements.

     (2) Receive periodic reports from the Company's Independent Accountants regarding their independence, discuss such reports with them, consider whether the provision of non-audit services is compatible with maintaining the Independent Accountants' independence and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the Company's Independent Accountants.

     (3) Review with members of management and the Company's Independent Accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

     (4) Meet with the Chief Financial Officer and the Company's Independent Accountants in separate sessions.

     AT LEAST ANNUALLY, THE COMMITTEE IS TO:

     (1) Review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

     (2) Review the annual audited financial statements with members of management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

     (3) Review an analysis prepared by management and the Company's Independent Accountants of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

     (4) Recommend to the Board the appointment of the Company's Independent Accountants, which firm is ultimately accountable to the Audit Committee and the Board.

     (5) Meet with the Company's Independent Accountants prior to the audit to review the planning of the audit. Review the experience and qualifications of the senior members of the Company's Independent Accountants' team and the quality control procedures of the Company's Independent Accountants.

     (6) Approve the fees to be paid to the Company's Independent Accountants for audit services.

     (7) Discuss with the Company's Independent Accountants any issues on which they consulted with their national office.

     (8) Obtain from the Company's Independent Accountants assurance that
Section 10A of the Securities Exchange Act of 1934 has not been implicated.

     (9) Discuss with the Company's Independent Accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     (10) Review with the Company's Independent Accountants any problems or difficulties the Independent Accountants may have encountered and any management letter provided by the Company's Independent Accountants and management's response to that letter. Specifically, the Committee should question whether any difficulties were encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information or personnel, and whether any disagreements with management occurred.

     (11) Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     AS REQUIRED, THE COMMITTEE IS TO:

     (1) Review with members of management and the Company's Independent Accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

     (2) Meet periodically with members of management to review major financial risk exposures of the Company identified by management, if any, and the steps management has taken to monitor and control such exposures.

     (3) Review major changes to the Company's auditing and accounting principles and practices as suggested by the Company's Independent Accountants or members of management.

     (4) Approve the retention of the Company's Independent Accountants for any non-audit service in the event the fee for such service exceeds $100,000.00.

     (5) Recommend to the Board guidelines for the Company's hiring of employees of the Company's Independent Accountants who were engaged on the Company's account.

     (6) Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

                                 BIG LOTS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE MAY 21, 2002 ANNUAL
                            MEETING OF SHAREHOLDERS

     The undersigned hereby appoints MICHAEL J. POTTER and ALBERT J. BELL, and each of them, with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Shareholders of Big Lots, Inc., to be held at 300 Phillipi Road, Columbus, Ohio, at 9:00 A.M. (local time) on May 21, 2002, and thereat, and at any adjournment thereof, to vote and act with respect to all common shares of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

The Board of Directors recommends a vote FOR the nominees named below.

1. Election of Directors         [ ] FOR all nominees listed below         [ ] WITHHOLD AUTHORITY
                                  (except as marked to the contrary         to vote for all nominees listed below
                                 below)

  ALBERT J. BELL, SHELDON M. BERMAN, W. ERIC CARLBORG, MICHAEL L. GLAZER, DAVID
  T. KOLLAT, BRENDA J. LAUDERBACK, MICHAEL J. POTTER, DENNIS B. TISHKOFF AND WILLIAM A. WICKHAM


  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
               THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

           (Continued, and to be dated and signed, on the other side)

                        (Continued from the other side)

The Board of Directors recommends a vote FOR the proposal.

2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for 2002.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

The Board of Directors recommends a vote FOR the proposal.

3. In their discretion, to vote upon such other business as may properly come before the meeting.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

                                                  Date: , 2002

                                                  ---------------------------

                                                  ---------------------------
                                                        Signature(s) of
                                                        Shareholder(s)

                                                  PLEASE SIGN AS YOUR NAME OR
                                                  NAMES APPEAR HEREON. WHEN
                                                  SIGNING AS ATTORNEY,
                                                  EXECUTOR, ADMINISTRATOR,
                                                  TRUSTEE OR GUARDIAN, PLEASE
                                                  GIVE YOUR FULL TITLE. IF A
                                                  CORPORATION, PLEASE SIGN IN
                                                  FULL CORPORATE NAME.